UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

Commission file # 333-219148

Vivic Corp.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1353606
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

189 E Warm Spring Rd., PMB#B450

Las Vegas, NV 89119

Tel: 702-899-0818

(Address and telephone number of registrant's executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

In the Form 8-K Current Report filed on June 2, 2021, we erroneously stated that we issued 468,888 shares of common stock to convert the debt owed to Shunji Kuang. The correct number of shares issued is 462,888 shares of common stock.

Item 3.02 Unregistered Sales of Equity Securities

On April 23, 2021, Vivic Corp (“Company”) converted a debt in the amount of $462,888.00 (RMB3,006,110.74)  (“Debt”), which was owed to Shunji Kuang, into shares of common stock of the Company, at the conversion rate of US$1 per share and accordingly issued 462,888 shares of common stock to Shunji Kuang.

The Debt was previously lent by Shunji Kuang to Khashing Yacht Industry (Guangdong) Limited Yacht Company, a wholly owned subsidiary of the Company, and was then assumed by the Company.

The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Vivic Corp.

Date:	August 3, 2021	By:	/s/ Shang-Chiai Kung
Shang-Chiai Kung
President, Chief Executive Officer, Chief Financial Officer Chairman of the Board, Director Principal Executive Officer